ISORAY, INC.

COMMON STOCK PURCHASE WARRANT	No._____

This certifies that, for value received, __________________________ ("Holder"), is entitled to subscribe for and purchase from IsoRay, Inc., a Minnesota corporation ("Company"), ________ shares, subject to adjustment as set forth in Article II below ("Warrant Shares"), of Common Stock of the Company, par value $0.001 per share ("Common Stock"), at the exercise price of $5.00 per share, which price is subject to adjustment as set forth in Article II below (the "Exercise Price"), at any time and from time to time beginning on the date of this Warrant as set forth below ("Exercise Date"), and ending on the date that is four years (4) years after the date of this Warrant ("Expiration Date"), upon written notice from the Holder to the Company ("Notice") and subject to the terms provided herein.

This Warrant is issued pursuant to Section 1(a) of that certain Securities Purchase Agreement between the Company and certain “Purchasers” thereunder, dated as of March 21, 2007 (the “Purchase Agreement”), pursuant to which such Purchasers, including the Holder, purchased Common Stock and Warrants of the Company.

This Warrant is subject to the following provisions, terms and conditions:

ARTICLE I.

EXERCISE; RESERVATION OF SHARES

Section 1.01 Warrant Exercise. The rights represented by this Warrant may be exercised in whole or in part by the Holder at any time and from time to time prior to the expiration of this Warrant, upon Notice, by the surrender at the principal office of the Company of this Warrant together with a duly executed subscription in the form annexed hereto as Exhibit A ("Subscription Form") and, subject to Section 1.02, accompanied by payment, in certified or immediately available funds, of the Exercise Price for the number of Warrant Shares specified in the Subscription Form. The shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall be exercised as hereinabove provided. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant and the number of shares that shall be issued upon such exercise shall be rounded to the nearest whole share without the payment or receipt of any additional consideration.

Section 1.02 Net Issue Exercise. If at the time of exercise of this Warrant a registration statement covering the Warrant Shares that are the subject of the Subscription Notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, and in lieu of exercising this Warrant pursuant to Section 1.01 hereof, exercise this Warrant by surrendering this Warrant to the Company, with a duly executed Subscription Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any business day during the Exercise Period. Such Warrant Shares shall be deemed to be issued to Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant is surrendered in accordance with the provisions hereof. Upon such exercise, Holder shall be entitled to receive, and the Company shall issue to Holder, a number of Warrant Shares computed as of the date of surrender of this Warrant to the Company using the following formula:

X = Y(A-B)
A

Where	X =	the number of Warrant Shares to be issued to Holder under this Section 1.02;

Y =	the number of Warrant Shares in respect of which this election is made;

A =	the fair market value of one share of the Common Stock at the date of such calculation; and

B =	the Exercise Price (as adjusted to the date of the issuance).

Section 1.03 Fair Market Value. For the purposes of Section 1.02 hereof, the fair market value of one share of the Common Stock shall mean, as of any date:

(i) the fair market value of the shares of the Company's Common Stock as of such date, as determined from the last closing price per share of the Company's Common Stock on the principal national securities exchange on which the Company's Common Stock is listed or admitted to trading, or

(ii) the fair market value of the shares of the Company's Common Stock as of such date, as determined from the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market, the Nasdaq Capital Market or any other NASDAQ market if the Company's Common Stock is not listed or traded on any such exchange, or

(iii) the fair market value of the shares of the Company's Common Stock as of such date, as determined from the average of the bid and asked price per share of the Company's Common Stock, at the closing of the market on such date, as reported on the OTC Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Inc., if the Company's Common Stock is not listed or traded on any exchange or Nasdaq, or

(iv) if such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined in good faith by the Board of Directors of the Company.

Section 1.04 Certificates. Certificates for the shares purchased pursuant to Sections 1.01 and 1.02 shall be delivered to the Holder within two (2) business days after the rights represented by this Warrant shall have been so exercised (which exercise shall be deemed to occur on the date on which this Warrant, together with a duly executed Subscription Form and full payment of the Exercise Price, whether in cash or by Net Issue Exercise, are delivered to the Company at its principal offices (the "Date of Exercise")), by the transfer agent of the Company either (i) by crediting the account in the Holder's name held at the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is then a participant in such system or (ii) if the Company is not then a participant in such system, the Warrant Shares are not issuable without restrictive legend or Holder so elects ,by physical delivery to the address specified by Holder on the Subscription Form, and a new Warrant in the name of the Holder representing the rights, if any, that shall not have been exercised prior to the Expiration Date with respect to this Warrant shall also be delivered to such Holder within such time, with such new Warrant to be identical in all other respects to this Warrant. The Holder shall for all purposes be deemed to have become the holder of record of the Warrant Shares on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.01), irrespective of the date of delivery of the certificate or certificates representing the Warrant Shares; provided that, if the date such exercise is made is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of the Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open. The term "Warrant," as used herein, includes any Warrants into which this Warrant may be divided or combined and any subsequent Warrants issued upon the transfer or exchange or reissuance upon loss hereof.

Section 1.05 Company's Failure to Timely Deliver Securities. If for any reason or for no reason within three (3) trading days of the Date of Exercise the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company's share register or credit the Holder's balance account with Depository Trust Company for the number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise hereunder, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) trading days after the Holder's request and in the Company's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the VWAP on the date of exercise. For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the Common Stock is then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the Holder, the fees and expenses of which shall be paid by the Company.

Section 1.06 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement and security reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new Warrant of like tenor and amount.

Section 1.07 Company Covenants. The Company represents, warrants, covenants and agrees:

(a) That all shares of Common Stock that may be issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof;

(b) That during the period the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue and delivery upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

(c) That the Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant.

ARTICLE II.

ADJUSTMENTS

Section 2.01 Adjustment Events.

(a) Capital Events. If any reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (in any instance, a "Capital Event") shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets (including cash) with respect to or in exchange for their Common Stock, then, as a condition of such Capital Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, an amount of such shares of stock, securities or assets (including cash) as may have been issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such Capital Event not taken place.

(b) Preservation of Value. In the case of any Capital Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares that may be issued upon exercise of this Warrant and the Exercise Price hereof) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of the rights represented hereby.

(c) Obligation Expressly Assumed. The Company shall not effect any consolidation, merger, sale or transfer of all or substantially all of its assets, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation into or for the securities of which the previously outstanding stock of the Company shall be changed in connection with such consolidation or merger, or the corporation purchasing such assets, as the case may be, shall assume by written instrument executed and mailed or delivered to the registered Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder, upon exercise of this Warrant, such shares of stock, securities or assets (including cash) as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

Section 2.02 Subdivision or Combination of Stock. In the event that the Company shall at any time subdivide or split its outstanding shares of Common Stock into a greater number of shares, the number of Warrant Shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately increased. In the event that the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the number of shares subject to issuance upon exercise of this Warrant at the opening of business on the day upon which such subdivision becomes effective shall be proportionately decreased. Any such increase or decrease, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination, as the case may be, becomes effective.

Section 2.03 Stock Dividends. In the event that the Company shall at any time declare any dividend or distribution upon its Common Stock payable in stock, the number of Warrant Shares subject to issuance upon exercise of this Warrant shall be increased by the number (and the kind) of shares which would have been issued to the holder of this Warrant if this Warrant were exercised immediately prior to such dividend. Such increase shall become effective immediately after the opening of business on the day following the record date for such dividend or distribution.

Section 2.04 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares of the Company owned or held by or for the account of the Company.

Section 2.05 Minimum Adjustment. No adjustment in the number of shares that may be issued upon exercise of this Warrant as provided in this Article II shall be required unless such adjustment would require an increase or decrease in such number of shares of at least one percent (1%) of the then adjusted number of shares of Common Stock that may be issued upon exercise of this Warrant; provided, however, that any such adjustments that by reason of the foregoing are not required to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment.

Section 2.06 Adjustment of Exercise Price. Whenever the number of shares of Common Stock that may be issued upon exercise of this Warrant is adjusted, and effective at the time such adjustment is effective, as provided in Sections 2.01, 2.02 and 2.03 of this Article II, the Exercise Price shall be adjusted (to the nearest whole cent) by multiplying each such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock which may be issued upon the exercise of each such Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. The Company may retain a firm of independent certified public accountants (which may not be the regular accountants employed by the Company) to make any required computation, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

Section 2.07 Record Date. In the event that the Company shall not take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in Common Stock, then such record date shall be deemed for the purposes of this Article II to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend.

Section 2.08 Officer's Certificate. Whenever the Exercise Price shall be adjusted as provided in this Article II, the Company shall forthwith file with its Secretary and retain in the permanent records of the Company, an officer's certificate showing the adjusted Exercise Price determined as provided in this Article II, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional or fewer shares of Common Stock, and such other facts as may be reasonably necessary to show the reason for and the method of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

Section 2.09 Notice of Adjustment. Upon any adjustment of the number of shares that may be issued upon exercise of this Warrant or the Exercise Price, the Company shall give prompt notice thereof to the Holder, which notice shall state the increase or decrease in the number of shares that may be issued upon the exercise of this Warrant and the Exercise Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Section 2.10 Definition of "Common Stock". As used in this Article II, the term "Common Stock" shall mean and include all of the Company's authorized Common Stock of any class as constituted on the date of this Warrant as set forth below, and shall also include any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

ARTICLE III.

MISCELLANEOUS

Section 3.01 Notices. Any notice or communication to be given pursuant to this Warrant shall be in writing and shall be delivered in person or by certified mail, return receipt requested, in the United States mail, postage prepaid. Notices to the Company shall be addressed to the Company's principal office. Notices to the Holder shall be addressed to the Holder's address as reflected in the records of the Company. Notices shall be effective upon delivery in person, or, if mailed, at midnight on the fifth business day after mailing.

Section 3.02 No Shareholder Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

Section 3.03 Governing Law. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum..

Section 3.04 Headings; Interpretation. The section headings used herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Warrant. When used in this Warrant, the term "including" shall mean "including, without limitation.”

Section 3.05 Successors. The covenants, agreements and provisions of this Warrant shall bind the parties hereto and their respective successors and permitted assigns.

Section 3.06 Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of 826,100 shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Article II of this Warrant) upon the written consent of the Company and the Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be issued effective as of the 21st day of March, 2007.

ISORAY, INC., a Minnesota corporation
By:__________________________________ Jonathan Hunt, CFO

Exhibit A

SUBSCRIPTION FORM

(To be Executed only upon Exercise of Warrant)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant and purchases __________ shares of Common Stock of IsoRay, Inc., a Minnesota corporation, that may be issued under this Warrant and

(a)	herewith delivers the sum of $____________; or

(b)	hereby elects (if available at the time of exercise) a "net exercise" pursuant to Section 1.02 of this Warrant in either case, in full payment of the Exercise Price for such shares, all on the terms and conditions specified in this Warrant. Such shares are to be delivered to such holder at the address reflected in the records of the Company unless contrary instructions are herein given.

Deliver certificates to:
__________________________

Dated:_____________	________________________________________
(Signature of Registered Owner)

________________________________________
(Street Address)

________________________________________
(City) (State) (Zip Code)

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